UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report amends our Current Report on Form 8-K filed on August 13, 2012. The prior version of this Form 8-K referenced a grant of shares of Class B common stock to our new director. The prior disclosure should have referenced a grant of Class A common stock. All equity awards under our equity incentive plan have been in the form of Class A common stock since our initial public offering, and all future grants will consist of Class A shares.

The amended and restated disclosure is set forth below.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Appointment of New Director; Compensation

Appointment of Director

Effective August 10, 2012, our board of directors appointed HK Desai to serve as a Class I director until our 2013 annual meeting of stockholders or until his successor is duly elected and qualified. Our board appointed Mr. Desai on the recommendation of our nominating and governance committee. Mr. Desai will also serve as a member of our audit and nominating and governance committees.

Mr. Desai, age 66, has served as chairman of the board of QLogic Corporation, a leading supplier of data, server, and storage networking infrastructure solutions, since 1999. He has served as executive chairman since November 2010. From January 1996 to November 2010, he served as QLogic’s Chief Executive Officer. Mr. Desai also serves on the board of directors of Applied Micro Circuits Corporation, a provider of embedded processor technologies and data transport products, and Netlist, Inc., a provider of modular memory subsystems. Mr. Desai earned his B.S. in electrical engineering from Maharaja Sayajirao University in India and an M.S. in electrical engineering from the University of California, Berkeley.

On August 13, 2012, we issued a press release announcing Mr. Desai’s appointment as director. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Director Compensation

As a non-employee director, Mr. Desai will be entitled to compensation under our policies for director compensation. Under our cash compensation policy, each non-employee director receives a base annual retainer of $35,000. In addition, our lead director receives an additional annual retainer of $25,000. Committee members receive additional annual cash compensation as follows: audit committee, $9,000; compensation committee, $6,000; and nominating and governance committee, $3,000. Committee chairs receive, in addition to their compensation for being committee members, the following: audit committee, $20,000; compensation committee, $14,000; and nominating and governance committee, $8,000.

In accordance with our equity compensation policy for non-employee directors and our 2010 Equity Incentive Plan, on August 10, 2012, we granted Mr. Desai an aggregate of 10,223 shares of our Class A Common Stock (vesting, assuming continued service, on the earlier to occur of May 1, 2013 or the date of our 2013 annual meeting of stockholders) and an additional 14,134 shares of Class A common stock (vesting, assuming continued service, in three annual installments on each of August 10, 2013, 2014, and 2015).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	MaxLinear, Inc. Press Release dated August 13, 2012.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2012	MAXLINEAR, INC.
(Registrant)

	By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer